UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

Microvision, Inc. (the “Company” or “we”) entered into a Common Stock Purchase Agreement dated as of August 16, 2010 (the “Purchase Agreement”) with Azimuth Opportunity, Ltd. (“Azimuth”) pursuant to which we may, subject to certain customary conditions, require Azimuth to purchase up to $60.0 million of shares of our common stock over the 24–month term following the effectiveness of the resale registration statement described below. Such arrangement is sometimes referred to as a committed equity line financing facility. From time to time over the 24–month term, and in our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, based on the price per share per day over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock at the time of the draw down (which may not be waived or modified). In addition, in our sole discretion, but subject to certain limitations, we may require Azimuth to purchase a percentage of the daily trading volume of our common stock for each trading day during the Draw Down Period. We are allowed to present Azimuth with up to 24 draw down notices during the 24–month term, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Azimuth is required to purchase a pro–rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined solely by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.50% to 10.00% (which range may not be modified) based on a minimum price that we solely specify. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro–rata portion of shares of common stock allocated to that day. We may not issue more than 17,771,901 shares in connection with the committed equity line financing facility (including the shares issuable to Azimuth as partial consideration for its commitment to enter into the Purchase Agreement). We have agreed to pay up to $35,000 of Azimuth’s legal fees and expenses. No additional legal fees incurred by Azimuth are payable by us in connection with any sale of shares to Azimuth.

In consideration for Azimuth’s execution and delivery of the Purchase Agreement, upon the execution and delivery of the Purchase Agreement, we issued Azimuth 64,377 shares of our common stock, which we refer to as the Commitment Shares, and paid Azimuth a cash fee of $150,000. The issuance of the Commitment Shares, together with all other shares of common stock issuable to Azimuth pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of and Regulation D under the Securities Act.

We have agreed to indemnify Azimuth and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Azimuth or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Azimuth has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Azimuth for inclusion in the registration statement covering the resale by Azimuth of shares sold to it under the Purchase Agreement, subject to certain limitations. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Azimuth shall use an unaffiliated broker–dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Azimuth, pursuant to which we granted to Azimuth certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to prepare and file with the Securities and

Exchange Commission (the “SEC”) one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement (the “Registrable Securities”). We agreed to file the initial registration statement with the SEC within 60 days of the Purchase Agreement and to cause such registration statement to be declared effective within 120 days of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC). We are also required to use our reasonable efforts to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. We also agreed to indemnify Azimuth and its affiliates against certain liabilities, including liabilities under the Securities Act. Azimuth has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Azimuth for inclusion in the registration statement covering the resale by Azimuth of shares sold to it under the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have agreed to pay Reedland, upon each sale of our common stock to Azimuth under the Purchase Agreement, a fee equal to 1% of the aggregate dollar amount of common stock purchased by Azimuth upon settlement of each such sale. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act. The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8–K and which are incorporated herein by reference. On August 17, 2010, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8–K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of August 16, 2010, by and between Microvision, Inc. and Azimuth Opportunities Ltd.

10.1	Common Stock Purchase Agreement, dated as of August 16, 2010, by and between Microvision, Inc. and Azimuth Opportunities Ltd.

10.2	Engagement Letter, dated as of August 16, 2010, by and between Microvision, Inc. and Reedland Capital Partners.

99.1	Microvision, Inc. Press Release, dated August 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/S/ THOMAS M. WALKER
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: August 17, 2010

Exhibit Number	Desription

4.1	Registration Rights Agreement, dated as of August 16, 2010, by and between Microvision, Inc. and Azimuth Opportunities Ltd.

10.1	Common Stock Purchase Agreement, dated as of August 16, 2010, by and between Microvision, Inc. and Azimuth Opportunities Ltd.

10.2	Engagement Letter, dated as of August 16, 2010, by and between Microvision, Inc. and Reedland Capital Partners.

99.1	Microvision, Inc. Press Release, dated August 17, 2010.